                                   EXHIBIT 23


BOARD OF DIRECTORS AND STOCKHOLDERS
CECIL BANCORP, INC.
ELKTON, MARYLAND


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Annual Report (Form 10-KSB) of Cecil Bancorp, Inc. and Subsidiaries of our report dated February 23, 2000, included in the 1999 Annual Report to Stockholders of Cecil Bancorp, Inc.

     We also consent to the incorporation by reference in Registration Statements (Form 10-KSB Number 0-24926) of Cecil Bancorp, Inc. and Subsidiaries of our report dated February 23, 2000, with respect to the consolidated financial statements incorporated herein by reference.

                                                 /s/ Simon Master & Sidlow, P.A.

Wilmington, Delaware
February 23, 2000